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[LOGO]                                                              EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                             Illinois Superconductor Corporation
                                                       Steve Wasko, 847-391-9400
                                                  Mary K. Williams, 847-391-9400
                                               Internet:  mary_williams@ilsc.com


                ILLINOIS SUPERCONDUCTOR ENGAGES SALOMON BROTHERS
                              AS STRATEGIC ADVISOR

     Mount Prospect, Illinois (August 4, 1997) - Illinois Superconductor Corporation (Nasdaq: ISCO) today announced that it has retained the investment banking firm Salomon Brothers Inc to assist the company in its evaluation of strategic alternatives to enhance stockholder value.

     Edward W. Laves, president and chief executive officer of Illinois Superconductor, said, "Our goal was to retain an investment banking firm that is deeply experienced in the telecommunications industry, and Salomon Brothers has a top reputation in this field. As we evaluate ways to more fully penetrate the wireless telecommunications market with our groundbreaking new products, we feel it is appropriate to hire an investment banker to evaluate the strategic alternatives which are available to us."

     Illinois Superconductor Corporation is a leader in the commercialization of high temperature superconducting technology for the wireless telecommunications industry. The company develops, manufactures, and markets radio frequency (RF) products to enhance the quality and capacity of cellular telephone and other wireless telecommunications services.

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